Exhibit 23.2

                           MICHAEL T. STUDER CPA P.C.
                             18 East Sunrise Highway
                               Freeport, NY 11520
                              Phone: (516) 378-1000
                               Fax: (516) 546-6220


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Cantop Ventures, Inc.

I consent to the use in the Post-Effective Amendment No.1 to the Registration Statement on Form SB-2 of my report dated September 20, 2007, included therein relating to the financial statements of Cantop Ventures, Inc. for the years ended July 31, 2007 and 2006 and for the period February 22, 2005 (inception) to July 31, 2007. I also consent to the reference to the firm under the heading "Interest of Named Experts and Counsel" in this amendment.



                                         /s/ Michael T. Studer CPA P.C.
                                         ---------------------------------------
Freeport, New York                       Michael T. Studer CPA P.C.
October 30, 2007